UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2021

Vine Energy Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40239	81-4833927
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

5800 Granite Parkway, Suite 550, Plano, Texas	75024
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (469) 606-0540

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of Each Class of Securities to be Registered	Trading Symbols	Name of each exchange on which Registered
Class A common stock, par value $0.01 per share	VEI	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.02	Termination of a Material Definitive Agreement

In connection with the consummation of the Merger (as defined below), on November 1, 2021, Vine Energy Holdings LLC, a Delaware limited liability company (“Vine Holdings”) terminated all outstanding commitments and repaid all outstanding obligations, including principal, interest and fees owing under (i) the First Lien RBL Credit Agreement, dated as of March 8, 2021, (as amended from time to time, the “First Lien RBL Credit Agreement”), by and among Vine Holdings, the lenders from time to time party thereto and Citibank, N.A., as administrative agent, collateral agent, swingline lender and issuing bank and (ii) the Second Lien Credit Agreement, dated as of December 30, 2020, (as amended from time to time, the “Second Lien Credit Agreement”, together with the First Lien RBL Credit Agreement, the “Credit Agreements”), by and among Vine Holdings, the lenders from time to time party thereto and Morgan Stanley Senior Funding, Inc., as administrative agent and collateral agent. Additionally, all liens securing such obligations and all guarantees of such obligations were simultaneously released.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On November 1, 2021, Chesapeake Energy Corporation, an Oklahoma corporation (“Chesapeake”), completed its previously announced acquisition of Vine Energy Inc. (“Vine”) pursuant to the Agreement and Plan of Merger, dated as of August 10, 2021 (the “Merger Agreement”), among Chesapeake, Hannibal Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Chesapeake (“Merger Sub Inc.”), Hannibal Merger Sub, LLC, a Delaware limited liability company and a wholly owned subsidiary of Chesapeake (“Merger Sub LLC”), Vine and Vine Holdings, whereby (i) Merger Sub Inc. merged with and into Vine, with Vine surviving the merger as a wholly owned subsidiary of Chesapeake (the “First Merger” and the surviving entity, the “Surviving Corporation”); and (ii) immediately following the First Merger, the Surviving Corporation merged with and into Merger Sub LLC, with Merger Sub LLC surviving the merger as a wholly owned subsidiary of Chesapeake (the “Second Merger” and, together with the First Merger, the “Merger”). Immediately prior to the effective time of the First Merger (the “Effective Time”), each Class B unit representing a limited liability company interest in Vine Holdings (individually, a “Holdings Unit”), and each corresponding share of Vine’s Class B common stock, issued and outstanding at such time, was converted into Vine Class A common stock, par value $0.01 per share (“Class A common stock” and, together with Vine Class B common stock, “Vine Common Stock”), and each Holdings Unit and each corresponding share of Vine Class B common stock was cancelled and ceased to exist. As a result of the Merger, each eligible share of Vine Class A common stock issued and outstanding immediately prior to the Effective Time was converted into the right to receive $1.20 in cash, without interest (the “Cash Consideration”), and 0.2486 shares (the “Exchange Ratio”) of Chesapeake’s common stock, par value $0.01 per share (“Chesapeake Common Stock”) (such shares the “Share Consideration” and, together with the cash consideration, the “Merger Consideration”).

Also at the Effective Time: (1) each outstanding award of restricted stock units of Vine Common Stock (other than an award that fully vested by its terms at the Effective Time as descripted below) was converted into an award of restricted stock nits in respect of Chesapeake Common Stock (each, a “Chesapeake restricted stock unit award”) in respect of that number of whole shares of Chesapeake Common Stock (rounded to the nearest whole share) equal to the product of (i) the total number of shares of Vine Common Stock subject to such Vine restricted stock unit award immediately prior to the effective time multiplied by (ii) the sum of (A) the exchange ratio plus (B) a fraction, (x) the numerator of which is the cash consideration and (y) the denominator of which is the closing price per share on the Nasdaq Global Select Market of Chesapeake Common Stock on the last trading date prior to the closing date of the Merger and (2) each outstanding award of restricted common stock of Vine that fully vested by its terms at the Effective Time vested and was converted into the right to receive the Merger Consideration (net of applicable withholding taxes) in respect of each share subject to the award.

Performance goals applicable to Vine restricted stock unit awards were deemed as having been attained based on the target level of performance, as determined in accordance with the Merger Agreement.

The issuance of Chesapeake Common Stock in connection with the Merger was registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Chesapeake’s registration statement on Form S-4 (File No. 333-259252), declared effective by the Securities and Exchange Commission (the “SEC”) on October 1, 2021. The proxy statement/prospectus (the “Proxy Statement/Prospectus”) included in the registration statement contains additional information about the Merger.

The foregoing description of the Merger Agreement and the transactions contemplated thereby, including the Merger, is not complete and is subject to and qualified in its entirety by reference to the Merger Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on For 8-K and is incorporated herein by reference.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the consummation of the Merger, Vine notified the New York Stock Exchange (the “NYSE”) that each outstanding share of Vine’s Class A common stock was converted into the right to receive the Merger Consideration and requested that the NYSE withdraw the listing of Vine’s Class A common stock. Upon Vine’s request, the NYSE is expected to file a notification of removal from listing on Form 25 with the SEC with respect to the delisting of Vine’s Class A common stock. Vine’s Class A common stock will cease being traded prior to the opening of the market on November 2, 2021, and will no longer be listed on the NYSE. In addition, Vine intends to file with the SEC a Form 15 requesting that the reporting obligations of Vine under Sections 13(a) and 15(d) of the Securities Exchange Act of 1934 be suspended.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth in Item 1.02, Item 2.01 and Item 3.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.01	Changes in Control of Registrant.

The information set forth in Item 2.01, 3.03 and 5.02 of this Current Report on Form 8-K are incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In accordance with the terms of the Merger Agreement, all of the directors of Vine prior to the Effective Time ceased to be directors of Vine effective as of the Effective Time.

Also effective as of the Effective Time, each of Eric Marsh, President, Chief Executive Officer and Chairman of Vine’s board of directors, Wayne Stoltenberg, Executive Vice President and Chief Financial Officer and David Elkin, Executive Vice President and Chief Operating Officer, resigned as an officer of Vine. These resignations were not a result of any disagreements between Vine and the officers on any matter relating to Vine’s operations, policies or practices. The Surviving Corporation will be ultimately managed by the directors and officers of Chesapeake, as its wholly owned subsidiary.

Item 5.07	Submission of Matters to a Vote of Security Holders

On November 1, 2021, Vine held a virtual special meeting of stockholders (the “Special Meeting”) to consider and vote upon proposals to (i) adopt the Merger Agreement (the “Merger Proposal”), (ii) approve, by a non-binding advisory vote, certain compensation that may be paid or become payable to Vine’s named executive officers that is based on or otherwise relates to the Merger contemplated by the Merger Agreement (the “Compensation Advisory Proposal”) and (ii) approve an adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes to adopt the Merger Agreement (the “Adjournment Proposal”).

The final voting results as to each proposal are set forth below. Each of the proposals is described in greater detail in the Proxy Statement/Prospectus, and first mailed to Vine’s stockholders on or about October 1, 2021. As there were sufficient votes to approve the Merger Proposal and Compensation Advisory Proposal, the “Adjournment Proposal” was not presented to stockholders.

Proposal One - The Merger Proposal.

The Merger Proposal was approved. Voting results were as follows:

For	Against	Abstain	Broker Non-Votes
68,447,171	7,558	9,693	N/A

Proposal Two - The Compensation Advisory Proposal.

The Compensation Advisory Proposal was approved. Voting results were as follows:

For	Against	Abstain	Broker Non-Votes
66,160,467	1,669,395	634,560	N/A

Item 9.01	Financial Statements and Exhibits

2.1	Agreement and Plan of Merger by and among Chesapeake Energy Corporation, Hannibal Merger Sub, Inc., Hannibal Merger Sub, LLC, Vine Energy, Inc. and Vine Energy Holdings, LLC., dated as of August 10, 2021( incorporated by reference to Exhibit 2.1 to Vine Energy Inc.’s Current Report on Form 8-K filed on August 11, 2021).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VINE ENERGY INC.

Date: November 1, 2021		/s/ Jonathan C. Curth
	Name:	Jonathan C. Curth
	Title:	Executive Vice President, General Counsel and Corporate Secretary

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